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                                                                   EXHIBIT 10.38

                 SEPARATION AGREEMENT AND GENERAL CLAIMS RELEASE

This Separation Agreement and General Claims Release (hereinafter referred to as "Agreement") is made and entered into by and between Athanasios Maroglou (hereinafter referred to as "Dr. Maroglou") and Paradigm Genetics, Inc., a corporation organized under the laws of the State of Delaware, its past and present owners, subsidiaries, affiliates, successors, predecessors and assigns (hereinafter referred to as "Paradigm").

     WHEREAS, Dr. Maroglou is employed by Paradigm in the position of Vice President, Project Management; and

     WHEREAS, Dr. Maroglou has voluntarily resigned from Paradigm effective March 1, 2002; and

     WHEREAS, Dr. Maroglou and Paradigm agree it is in the best interest of each party that the terms and conditions of Dr. Maroglou's voluntary resignation from employment be expressly set forth;

     THEREFORE, in consideration of the mutual covenants made by Dr. Maroglou and, for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged by Dr. Maroglou and Paradigm, it is agreed that:

1. Effective upon the execution of this Agreement, Dr. Maroglou will remain an employee of Paradigm until March 1, 2002. Upon March 1, 2002, (the "Separation Date"), Dr. Maroglou will perform no further services for Paradigm.

2. Subject to the full acceptance of this Agreement by Dr. Maroglou, Paradigm agrees to extend the following benefits to Dr. Maroglou as consideration for execution of this Agreement.

     a) Paradigm will continue to pay Dr. Maroglou his current salary and provide to him his current healthcare benefits for up to twelve (12) months (less applicable deductions and withholdings) following the Separation Date. Dr. Maroglou must use diligent documented efforts to obtain employment and will continue to receive salary and benefits set forth above during this one (1) year period as long as he is unable to secure comparable regular, full time employment and compensation in a business, or consulting capacity of (6) six months or longer.
     b) In case Paradigm is acquired or a change of control of ownership with respect to Paradigm occurs at anytime during the 12 months as set forth above, all amounts of salary and the cash equivalent of the cost of the benefits that remain for the rest of the 12 months otherwise due shall be due and payable to Dr. Maroglou in full.
     c) Paradigm will pay Dr. Maroglou his 2001 bonus in full per the compensation formula.
     d) Paradigm will deliver a stock certificate for 13752 exercised and vested shares.
     e) Paradigm will issue a check for $14,369 for buy back of exercised but unvested shares.
     f) Paradigm will issue a check for $5,876.36 due for 62.68 hours of accrued PTO
     g) Paradigm will transfer the cell phone and mobile service currently in Paradigm's name and in Dr. Maroglou's possession to Dr. Maroglou's name as the next billing cycle of March 11, 2002 and Dr. Maroglou will take full responsibility for any charges incurred on this cell phone.
     h)   Dr. Maroglou will submit a final expense report and paid in full.

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3.   The parties agree that Paradigm has no prior legal obligations to provide the additional monetary payments and other benefits specified in Paragraph 2 above, which are exchanged for Dr. Maroglou's promises and agreements herein. 4. Dr. Maroglou agrees to not sell more than 5,000 shares of Paradigm Genetics, Inc. stock per month during the time he is receives separation benefits as outlined in this Agreement.

5. Dr. Maroglou hereby fully and expressly, knowingly, voluntarily and unconditionally releases, acquits, and forever discharges Paradigm, its past and present owners, stockholders, agents, directors, officers, employees, divisions, subsidiaries and affiliates, predecessors, successors and assigns (collectively referred to as Releasees) from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, rights, demands, losses, debts, expenses, and attorney fees and cost of any nature whatsoever, known or unknown, with regard to any transaction or event occurring prior to the date of this Agreement. Dr. Maroglou agrees and understands that this release includes, but is not limited to, all claims under Title VII of the Civil Rights act of 1964, 42 U.S.C. Section 2000e, et. seq., as amended. the Americans with Disabilities Act of 1990, 42 U.S.C.
Section 12101 et. seq., the Rehabilitation act of 1973, 29 U.S.C. Section 701 et. seq., and all other federal or state laws and statutes or common law claims arising out of, or relating to his employment with Paradigm or with regard to any other transactions or events occurring prior to the date of this Agreement. Dr. Maroglou further agrees that he will not file, commence, prosecute or participate in any charge, claim, or lawsuit against Paradigm or any Releasees based on or arising from the matters released herein. Dr. Maroglou also agrees to indemnify and hold Paradigm harmless from any claims and expenses Paradigm may incur as a result of any failure by Dr. Maroglou to pay taxes which may be due as a result of the payment by Paradigm herein.

6. Dr. Maroglou further agrees and understands that this Agreement includes, but is not limited to, all claims under the Federal Age Discrimination and Employment Act of 1967, as amended, 29 U.S.C. Section 621, et. seq., and any other state or local laws concerning age discrimination, which may have arisen prior to the date of this Agreement. Dr. Maroglou acknowledges that he has been advised by Paradigm that he has up to twenty-one (21) days to consider this Agreement and that he may revoke his acceptance of this Agreement within seven
(7) days of signing. Further, Dr. Maroglou acknowledges that he is advised to consult with legal counsel of his own choice and at his own expense to seek clarification of any of the Agreement's terms prior to signing this Agreement.

7. Dr. Maroglou agrees that he will not use for himself nor will he disclose to any other person, business, company or corporation any trade secret, data, knowledge or other proprietary information of or about Paradigm or its affiliates. Further, in accordance with normal ethical and professional standards, Dr. Maroglou will refrain from taking actions or making statements, written or oral, which disparage or defame the goodwill or reputation of Paradigm, its affiliates or their present/former directors, officers, executives, and employees, or make statements which could adversely affect the morale of other Paradigm employees. Furthermore, Paradigm agrees, when requested by a prospective employer for Dr. Maroglou, that it will give a positive recommendation. Any reference requests must be referred to the Vice President, Human Resources.

8. Dr. Maroglou agrees that the only consideration for signing this Agreement are the terms stated herein and that no other promises or assurances of any kind have been made to him by Paradigm, its attorneys, or any other person as inducement to sign this Agreement. Therefore, this Agreement constitutes the entire understanding of the parties, and no representation, promise or inducement not included herein shall be binding upon the parties.

9. Dr. Maroglou agrees that he will not disclose matters relating to the contents of this Agreement, including the amount of monetary payments and other benefits, to anyone other than his spouse, attorneys, and accountants or financial advisors for professional counseling. Dr. Maroglou also agrees that he will take every precaution to ensure that his spouse, attorneys, accountants or financial advisors maintain the confidentiality provisions of this Agreement before any disclosure is made as permitted by this subparagraph.

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10.  Dr. Maroglou and Paradigm agree that neither this Agreement nor any of its terms constitute any admission or wrongdoing by Paradigm and no past or present wrongdoing on the part of Paradigm shall be implied by the payments specified herein.

11. Dr. Maroglou understands and agrees that Paradigm's obligation to perform under this Agreement is constituted upon Dr. Maroglou's performance of all agreements, releases, and covenants to Paradigm as set forth herein. Dr. Maroglou acknowledges and recognizes that his violation of this Agreement and its release or covenants will cause Paradigm irreparable damage and Paradigm will have no adequate remedy at law for such violation. Accordingly, Dr. Maroglou agrees that Paradigm shall be entitled as a matter of right to an injunction out of any court of competent jurisdiction, restricting any further violation of the Agreement or covenants contained therein. Such right to injunctive relief shall be cumulative and in addition to any other remedies Paradigm may have at law, including the right to recover from Dr. Maroglou the entire amount paid to Dr. Maroglou hereunder. Nothing in this Agreement shall be construed to abridge or limit in any way Dr. Maroglou's ability to enjoy the benefits of this Agreement, nor shall any terms of this Agreement be construed to limit any resource, right or remedy at law or in equity which Dr. Maroglou may have for breach thereof. Further, Dr. Maroglou hereby agrees to indemnify and hold Paradigm and each of the Releasees harmless from and against all loss, damage or expense, including without limitation, attorneys' fees and costs incurred by Paradigm, or any Releasee arising out of Dr. Maroglou's breach of this Agreement and its releases or covenants.

12. Dr. Maroglou acknowledges that he possesses sufficient education and experience to fully understand the terms of this Agreement as it has been written, the legal and binding effect of this Agreement, and the exchange of monetary payments and other benefits for promises herein.

13. This Agreement shall endure to and be binding upon the parties hereto, the respective heirs, legal representatives, successors, and assigns.

14. This Agreement is made and entered into in the State of North Carolina and shall in all respects be construed, enforced, and governed in accordance with the laws of North Carolina, except as federal laws may apply.

15. In the event that one or more of the provisions, or portions thereof, of this Agreement is determined to be illegal or unenforceable, the remainder of this Agreement shall not be affected thereby, and each remaining provision or portion thereof shall continue to be valid and effective and shall be enforceable to the fullest extent permitted by law.

16.  The terms of this Agreement are contractual and not a mere recital.

17. Dr. Maroglou further states that he has carefully read the foregoing Agreement, that the terms are fully understood, and that he voluntarily accepts these terms and signs the same as his own free act.

In witness whereof, I have hereunto signed my name and affixed my seal this 2nd day of March, 2002.

                                             /s/ Athanasios Maroglou
                                             -----------------------------------
                                             Athanasios Maroglou

STATE OF NORTH CAROLINA

COUNTY OF DURHAM

SWORN TO AND SUBSCRIBED before me this 2nd day of March, 2002.

My Commission Expires: 3/28/05                 Notary Public /s/ Barbara Salvin
                                                             -------------------

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FOR PARADIGM GENETICS, INC.
                                      By: /s/ James D. Bucci
                                         ---------------------------------------

                                      Title: Vice President Human Resources
                                             -----------------------------------

I acknowledge that I have been advised to consult with an attorney, at my own expense, prior to signing this Agreement.

Athanasios Maroglou  /s/ Athanasios Maroglou                        Date  3/2/02
                     -----------------------

I acknowledge that I have been advised that I have up to forty-five (45) days to consider this Agreement and I may revoke my agreement within seven (7) days of signing.

Athanasios Maroglou /s/ Athanasios Maroglou                          Date 3/2/02
                    ------------------------